UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

PANACEA GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

88 Toporowski Ave., Richmond Hill Ontario, Canada L4S2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 7, 2011, Panacea Global, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary, Panacea Global, Inc., a Delaware corporation, entered into an exclusive master purchase agreement with Palmverse Limited, a Belarus corporation (“Palmverse”) (the “Agreement”) to provide Palmverse with the exclusive right to use the Company’s blood, serum and tissue testing services to diagnose and monitor cancer (the “Cancer Testing Products”) within the Republic of Belarus. The Company has agreed to provide Palmverse with an exclusive right to become the sole purchaser of the Company’s Cancer Testing Products within the Republic of Belarus. The initial term of the Agreement expires on December 31, 2011 (the “Initial Term”). Following the expiration of the Initial Term, the Agreement will renew automatically on an annual basis, provided Palmverse meets minimum purchase amounts, unless either party gives sixty (60) days prior written notice of its intention not to renew the Agreement

The Agreement provides that Palmverse will be required to meet a minimum purchase amount threshold of the Cancer Testing Products for each year the Agreement is in effect. In that regard, during the Initial Term, Palmverse will be required to purchase a minimum of $280,000 in Cancer Testing Products. Thereafter, in the period ranging from January 1, 2012 to December 31, 2012 (the “First Renewal Term”), Palmverse is required to purchase a minimum of $3,500,000 in Cancer Testing Products. During the period ranging from January 1, 2013 to December 31, 2013 (the “Second Renewal Term”), Palmverse is required to purchase a minimum of $5,250,000 in Cancer Testing Products. Finally, in each renewal term commencing after the Second Renewal Term, Palmverse is required to purchase a minimum of $7,000,000 in Cancer Testing Products.

Palmverse has agreed to provide, at its own cost, a fully functioning laboratory within Belarus with all of the necessary equipment in order to properly use the Cancer Testing Products. The Company has agreed to assist Palmverse in setting up the laboratory, calibrating all of the necessary equipment, and will assist Palmverse in certifying the laboratory pursuant to the laws of Belarus. The Company has also agreed to provide Palmverse’s personnel and staff appropriate training regarding the proper use of the Cancer Testing Products to be used in Belarus.

The Agreement may be terminated by any one of the following occurrences: (a) a breach by the other party that is not cured within fifteen days of receipt of a written notice of breach; (b) either party may terminate the Agreement for any reason by providing the other party not less than sixty (60) days prior written notice;  (c) either party may terminate the Agreement upon written notice to the other party upon the occurrence of any one of the following events: (i) a receiver is appointed for the other party or its property; (ii) the other party makes a general assignment for the benefit of its creditors; (iii) the other party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; or (iv) the other party is liquidated or dissolved or has ceased business operations.

The foregoing descriptions of the terms of the Master Purchase Agreement  is qualified in its entirety by reference to the provisions of the form of such agreement filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description
10.1	Master Purchase Agreement between Panacea Global, Inc. and Palmverse Limited, dated July 7, 2011.
99.1	Press Release issued July 12, 2011 announcing the exclusive master sales agreement between Panacea Global, Inc. and Palmverse Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: July 12, 2011	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer